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                                                                     EXHIBIT 1.3

                                                                  EXECUTION COPY

                                   ONEOK, INC.

                             14,000,000 Equity Units

              (Initially Consisting of 14,000,000 Corporate Units)

                               8.50% Equity Units

                             UNDERWRITING AGREEMENT

                                                                January 23, 2003

UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
    as Representatives of the Several
    Underwriters Named in Schedule I hereto

c/o UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

c/o J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     ONEOK, Inc., an Oklahoma corporation (the "Company"), proposes to issue and sell an aggregate of 14,000,000 of the Company's 8.50% Equity Units ("Initial Units") to you and to the other underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (collectively, the "Representatives"). The Initial Units will initially consist of 14,000,000 aggregate units ("Corporate Units") with a stated amount per Corporate Unit of $25.00 (the "Stated Amount"). The Company has also agreed to grant to the Underwriters an option (the "Option") to purchase up to an additional 2,100,000 Corporate Units (the "Option Units") on the terms and for the purposes set forth in Section 1(b). The Initial Units, the Treasury Units (as hereinafter defined) and the Option Units are hereinafter collectively referred to as the "Units."

     Each Corporate Unit will consist of (a) a stock purchase contract (a "Purchase Contract") for the purchase of shares of the Company's common stock, $0.01 par value per share (together with each associated preferred stock purchase right under the Rights Agreement, dated as of November 26, 1997 (the "Rights Agreement"), between the Company and Bank One, N.A.,

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formerly known as Liberty Bank and Trust Company of Oklahoma, N.A., as Rights
Agent, the "Common Stock"), and (b) initially, a senior note due February 16, 2008 (a "Senior Note," which will be issued pursuant to an Indenture, dated as of December 28, 2001, between the Company and SunTrust Bank, as trustee (the "Indenture Trustee") (said Indenture, together with any amendments or supplements thereto being hereinafter referred to as the "Indenture") and a supplemental indenture establishing the terms of the Senior Notes to be dated on or about January 28, 2003, in each case, with the material terms described in the Prospectus (as hereinafter defined)). Holders of Corporate Units will be entitled to substitute Treasury Securities (as hereinafter defined) for the Senior Notes that comprise the Corporate Units (as so substituted, the "Treasury Units"). Each Treasury Unit will consist of (a) a Purchase Contract and (b) a 2.5% undivided beneficial interest in zero-coupon U.S. Treasury securities (CUSIP No. 912803AJ2), each in a principal amount equal to $1,000, payable on February 15, 2006 (a "Treasury Security"). Under each Purchase Contract, pursuant to the terms of a Purchase Contract Agreement, to be dated as of January 28, 2003, between SunTrust Bank, as purchase contract agent, attorney-in-fact and trustee for the holders of Units from time to time (in any one or more of such capacities, the "Purchase Contract Agent"), and the Company (the "Purchase Contract Agreement"), (i) the holder will purchase from the Company on February 16, 2006 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock determined as provided in the Purchase Contract Agreement and (ii) the Company will pay to the holder quarterly contract adjustment payments ("Contract Adjustment Payments"), if any, at the rate of 4.5% of the Stated Amount per annum until the Purchase Contract Settlement Date. The Company will pay to the holder of (i) a Senior Note constituting a part of the Corporate Units (A) interest quarterly at the initial annual rate of 4.0% of the Stated Amount until the earlier of the date of settlement of a successful remarketing of the Senior Notes or the Purchase Contract Settlement Date, after which the Company will pay interest at the Reset Rate (as defined in the Remarketing Agreement (as hereinafter defined)) and (B) quarterly Contract Adjustment Payments on the Purchase Contract at the annual rate of 4.5% of the Stated Amount through and including the Purchase Contract Settlement Date (except as otherwise provided in the Purchase Contract Agreement), and (ii) a Treasury Security constituting a part of the Treasury Units quarterly Contract Adjustment Payments on the Purchase Contract at the annual rate of 4.5% of the Stated Amount through and including the Purchase Contract Settlement Date (except as otherwise provided in the Purchase Contract Agreement). In accordance with the terms of the Purchase Contract Agreement, the Senior Notes or the Applicable Ownership Interest (as defined in the Purchase Contract Agreement) in the Treasury Portfolio (as defined in the Purchase Contract Agreement), as the case may be, constituting a part of the Corporate Units and the Treasury Securities constituting a part of the Treasury Units will be pledged by the Purchase Contract Agent, on behalf of the holders of the Units, to SunTrust Bank, as Collateral Agent pursuant to the Pledge Agreement, to be dated as of January 28, 2003 (the "Pledge Agreement"), by and among the Company, the Purchase Contract Agent and SunTrust Bank, as collateral agent, custodial agent and securities intermediary, to secure such holders' obligations to purchase Common Stock pursuant to the Purchase Contracts. Under certain circumstances, the Senior Notes will be subject to remarketing pursuant to a Remarketing Agreement, to be dated as of January 28, 2003, by and among SunTrust Bank, the Company, UBS Warburg LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. (the "Remarketing Agreement").

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     The term "Representatives" as used herein shall be deemed to mean the firms or companies addressed hereby. If there are any Underwriters in addition to the Representatives, you represent that you have been authorized by each of the Underwriters to enter into this Underwriting Agreement (this "Agreement") on their behalf and to act for them in the manner herein provided in all matters relating to carrying out the provisions of this Agreement. All obligations of the Underwriters hereunder are several and not joint.

     The initial public offering price per unit for the Units and the purchase price per unit for the Units to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Units will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

     The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

1.        Agreement to Sell and Purchase.

     (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per unit for the Initial Units to be agreed upon by the Underwriters and the Company in accordance with Section 1(d) or 1(e) hereof and set forth in the Price Determination Agreement, the number of the Initial Units set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to Section 10 hereof. If the Company elects to rely on Rule 430A of the Rules and Regulations (as hereinafter defined), Schedule I may be attached to the Price Determination Agreement.

     (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the Underwriters to purchase, severally and not jointly, up to 2,100,000 Option Units from the Company at the same price per share as the Underwriters will pay for the Initial Units. The Option may be exercised only to cover over-allotments in the sale of the Initial Units by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 13th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 13th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Units

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          Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Unit Notice (the "Option Closing Date") setting forth the aggregate number of Option Units to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Units set forth in the Option Units Notice and each Underwriter will purchase such percentage of the Option Units as is equal to the percentage of Initial Units that such Underwriter is purchasing, as adjusted as the Representatives deem advisable to avoid fractional shares.

     (c) The Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and Treasury Securities constituting a part of the Corporate Units and Treasury Units, respectively, will be pledged to the Collateral Agent to secure holders' obligations to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by: (i) the delivery to the Collateral Agent of the Senior Notes to be pledged in certificated form endorsed in blank and (ii) the transfer to the Collateral Agent of the Treasury Securities to be pledged, in each case in accordance with the Pledge Agreement.

     (d) If the Company has elected not to rely on Rule 430A of the Rules and Regulations, the initial public offering price per unit for the Initial Units and the purchase price per unit for the Initial Units to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated as of the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per unit price information shall be filed before the Registration Statement becomes effective.

     (e) If the Company has elected to rely on Rule 430A of the Rules and Regulations, the initial public offering price per unit for the Initial Units and the purchase price per unit for the Initial Units to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement.

2.        Delivery and Payment.

     (a) Delivery of the Initial Units shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by wire transfer in immediately available funds to an account designated in writing and against delivery to the Collateral Agent of the Senior Notes constituting a part of the Corporate Units by the Company to the Representatives. Such payment shall be made at 10:00 a.m., New York City time, on the third business day after the date on which the first bona fide offering of the Initial Units to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such first offering date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date"). Delivery of the Initial Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

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     (b)        To the extent the Option is exercised, delivery of the Option
          Units against payment by the Underwriters (in the manner specified above) will take place in the manner specified above for the Closing Date on the Option Closing Date.

     (c) Certificates evidencing the Corporate Units shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Corporate Units, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Initial Units and Option Units by the Company to the Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Units harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Initial Units and Option Units.

     (e) Not later than 12:00 p.m. on the second business day following the date the Initial Units are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus (as hereinafter defined) in such quantities and at such places as the Representatives shall request.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

     (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-102105) on Form S-3, as amended, relating to the Units, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933 (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to each Underwriter. The term "Registration Statement" means the registration statement described above, as amended at the time it became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included

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          by Rule 430A or Rule 434 of the Rules and Regulations. If the Company
          files a registration statement to register a portion of the Units and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Units pursuant to Rule 424 or Rule 434 under the Act. The term "Prospectus" means the form of final prospectus included in the Registration Statement at the Effective Date, as amended and supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, and shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Units as contemplated by Section 4(l) of this Agreement. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934 (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be, and (ii) any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     (b) The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any preliminary prospectus, or instituting proceedings for that purpose. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Corporate Units. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, and the Indenture and the Purchase Contract Agreement, did or will comply with all applicable provisions of the Act, the Rules and Regulations, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations thereunder (the "Trust Indenture Act Rules and

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          Regulations") and will contain all statements required to be stated
          therein in accordance with the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the Exchange Act Rules and Regulations and the Trust Indenture Act Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Units other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

     (c) The documents that are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act, as applicable, the Rules and Regulations, the Exchange Act Rules and Regulations and the Trust Indenture Act Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the date hereof shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act, as applicable, the Rules and Regulations, the Exchange Act Rules and Regulations and the Trust Indenture Act Rules and Regulations.

     (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries named on Schedule II hereto (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation, limited liability company, general partnership or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement

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          and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation, limited liability company, general partnership or limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise (a "Material Adverse Effect"). Except as set forth on Schedule II hereto, all of the outstanding shares of capital stock, capital interests or partnership interests of the Subsidiaries have been duly authorized and validly issued and, as to capital stock, are fully paid and non-assessable, and are owned by the Company free and clear of all security interests, liens, encumbrances and claims whatsoever. Except for (i) the stock of or interests in the Subsidiaries disclosed on Schedule II hereto and
          (ii) as disclosed in the Registration Statement and the Prospectus, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws or other organizational documents of the Company and each of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date, except that the Company may file a Certificate of Designations with the Secretary of State of the State of Oklahoma related to the Series D Convertible Preferred Stock of the Company as contemplated by the Transaction Agreement, dated as of January 9, 2003 (the "Transaction Agreement"), among the Company, Westar Energy, Inc., a Kansas corporation, and Westar Industries, Inc., a Delaware corporation.

     (e) None of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, except as described or contemplated by the Registration Statement and the Prospectus.

     (f) The Corporate Units, including the Senior Notes, have been duly authorized, executed and delivered by the Company; the Corporate Units, when issued against payment therefor as contemplated by this Agreement, will be entitled to the benefits of the Purchase Contract Agreement; the Senior Notes, when authenticated by the Trustee and issued against payment therefor as contemplated by this Agreement, will be entitled to the benefits of the Indenture; and the Corporate Units and the Senior Notes (when so issued) are legal, valid and binding obligations of the Company, enforceable against the Company in

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          accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), the Bankruptcy Code (11 U.S.C. (SS) 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and
          5.06 of the Purchase Contract Agreement or Section 4.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (a) the Senior Notes, (b) the Treasury Securities or (c) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent, for benefit of the holders of the Units; provided further, however, the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company.

     (g) The outstanding shares of Common Stock have been duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The shares of Common Stock issuable pursuant to the Purchase Contracts have been duly authorized and, when issued and paid for in accordance with the terms of the Purchase Contracts, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Units in the Registration Statement and the Prospectus, including the Purchase Contract Agreement, the Purchase Contracts, the Pledge Agreement, the Remarketing Agreement and the Senior Notes, is, and at the Closing Date and the Option Closing Date, as applicable, will be, complete and accurate in all respects. Except (i) as set forth in the Registration Statement and the Prospectus and (ii) with respect to (A) stock options or other employee and director compensation arrangements pursuant to the terms of a plan in effect on the date of this Agreement or (B) direct stock purchase or dividend investment plans in place on the date of this Agreement, the Company does not have outstanding, and at the Closing Date and the Option Closing Date, as applicable, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

     (h) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus, and any amendment or supplement thereto, present fairly the consolidated financial condition of the Company, as of the date thereof and the consolidated results of operations and cash flows of the Company for the period covered thereby, in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. KPMG LLP (the "Accountant"), the accounting firm that has certified the financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus, and any amendment or supplement thereto, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations and the Accountant is not in violation of the auditor independence requirements of Section 201 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") with respect to the Company. There are no pro forma financial statements or other pro forma financial information required to be included or incorporated by reference in the Registration Statement or the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included or incorporated by reference in the Registration Statement or the Prospectus. The financial data set forth in the Prospectus under the captions "Summary -- Summary Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis

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          consistent with that of the audited financial statements incorporated by reference in the Registration Statement. The Company's ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements set forth in the Prospectus under the captions "Summary -- Summary Consolidated Financial Data," "Ratio of Earnings to Fixed Charges" and "Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements" and in Exhibits 12.1 and 12.2 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Act.

     (i) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and its Subsidiaries. The Company and each of its Subsidiaries maintain an adequate internal control structure, procedures for financial reporting and a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries;
          (iii) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accounts of the assets of the Company and its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and the Option Closing Date, as applicable, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any material change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock, other than the ordinary quarterly dividend paid or payable by the Company to holders of the Common Stock and preferred stock consistent with past practices.

     (k) The Company is not an "investment company" or a company "controlled by" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). After receipt of the payment for the Corporate Units, the Company will not be an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (l) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective directors or officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect.

     (m) The Company and each of its Subsidiaries has, and at the Closing Date and the Option Closing Date, as applicable, will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, "Governmental Licenses") necessary to carry on its business as contemplated in the Prospectus, except for the Governmental Licenses the absence of which would not have a Material Adverse Effect, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business, including the Sarbanes-Oxley Act, other than noncompliance that would not, individually or in the aggregate, result in a Material Adverse Effect, and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date and the Option Closing Date, as applicable, will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, other than defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Company and each of its Subsidiaries, except as described in the Registration Statement and the Prospectus, no other party under any material contract or other agreement to which it is a party is in material default in any respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date or the Option Closing Date, as applicable, will any of them be, in violation of any provision of its certificate of incorporation, by-laws or other organizational documents.

     (n) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Units by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such (i) as have been obtained under the Act or the Rules and Regulations, (ii) as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Corporate Units and (iii) that the failure to obtain would not result in a Material Adverse Effect.

     (o) The Company has full corporate power and authority to enter into this Agreement and the Transaction Agreement and to perform its obligations under this Agreement, the Transaction Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement. This Agreement, the Transaction Agreement, the Purchase Contract Agreement, the Purchase Contracts, the Pledge Agreement, the Remarketing Agreement and the Indenture have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof and thereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained herein and therein; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), the Bankruptcy Code (11 U.S.C. (SS) 101-1330, as amended) should not substantively limit the provisions of Sections
          3.15 and 5.06 of the Purchase Contract Agreement or Section 4.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in
          (a) the Senior Notes, (b) the Treasury Securities or (c) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent, for benefit of the holders of the Units; provided further, however, the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company. The performance of this Agreement, the Transaction Agreement, the Purchase Contract Agreement, the Purchase Contracts, the Pledge Agreement, the Remarketing Agreement, the Indenture and the Corporate Units, including the Senior Notes, and the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Corporate Units in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any material contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

     (p) The Company and each of its Subsidiaries has good and valid title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or would not have a Material Adverse Effect. The Company and each of its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

     (q) All legal or governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained herein and therein; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), the Bankruptcy Code (11 U.S.C. (SS) 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Contract Agreement or Section 4.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (a) the Senior Notes, (b) the Treasury Securities or (c) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent, for benefit of the holders of the Units; provided further, however, the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company.

     (r) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Corporate Units shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (s) Neither the Company nor any of its Subsidiaries or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

     (t) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated by this Agreement.

     (u) The Corporate Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (v) The Company and its Subsidiaries are in substantial compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent or threatened; and the Company is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

     (w) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks, service marks and trade names that are used in or necessary for the conduct of their respective businesses as described in the Prospectus, except for failures of ownership or use that would not cause a Material Adverse Effect. To the knowledge of the Company, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

     (x) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

     (y) All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed or extensions have been granted, and all other franchise and income tax returns of the Company and its Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided and taxes that are currently payable without penalty or interest. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income or corporate franchise tax for any years not finally determined.

     (z) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as set forth in the Registration Statement and the Prospectus and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate result in a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     (aa) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate have a Material Adverse Effect.

     (bb) Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received any written communication, whether from a governmental authority, citizens' group, employee or otherwise, asserting that the Company or any of its Subsidiaries or any other person or entity for whom any of them is or may be liable is not in compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply would have a Material Adverse Effect, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance in the future, except where failure so to comply would not have a Material Adverse Effect.

     (cc) The Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), of each of the Company's directors and executive officers. The Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of the Representatives.

     (dd) The Company and each of its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. All such insurance is outstanding and fully in force on the date hereof and will be outstanding and fully in force on the Closing Date and the Option Closing Date, as applicable. Neither the Company nor any of its subsidiaries has sustained since the date of the last financial statements included in the Prospectus any material loss or interference with their respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

     (ee) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement, in any such case, that could have a Material Adverse Effect.

     (ff) The statements in the Prospectus under the captions "Summary -- Recent Developments," "Our Company -- Our Business Strategy," "Our Company -- Our Business Segments" and "Transactions with Westar" (i) are within the coverage of Rule 175(b) under the Act to the extent such statements and data constitute forward-looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

     (gg) There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

     (hh) There are no outstanding loans (except for immaterial loans related to appliance purchases pursuant to a discontinued program under which no new loans have been made since the enactment of the Sarbanes-Oxley Act), advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

     (ii) Any statistical or market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

     (jj) The Company has not offered, or caused the Underwriters to offer, Units to any person with the specific intent to influence unlawfully (i) a customer or supplier of the Company or any of its Subsidiaries to alter the customer's or supplier's level or type of business with the Company or any of its Subsidiaries or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the subsidiaries or any of their respective products or services.

     (kk) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of the transactions contemplated by this Agreement.

     (ll) The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

4. Agreements of the Company. The Company agrees with each Underwriter as follows:

     (a) The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Units by an Underwriter or a dealer (the "Prospectus Delivery Period"), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

     (b) The Company will notify the Underwriters promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Underwriters promptly of all such filings.

     (c) The Company has furnished, or will furnish, to the Underwriters, without charge, two conformed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) On the Effective Date, and thereafter from time to time, the Company will deliver to the Representatives, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Units may be sold, both in connection with the offering or sale of the Units and during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Representatives, without charge, such number of copies thereof as the Representatives may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Units by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus and if such document is not approved by the Representatives after reasonable notice thereof.

     (f) Prior to any public offering of the Units by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) During the period of two years commencing on the date of the Price Determination Agreement, the Company will furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.

     (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the 15th full calendar month following the calendar quarter in which the "effective date of the Registration Statement" (as defined in Rule 158 of the Rules and Regulations) falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after such "effective date of the Registration Statement" and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

     (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Units, (iii) the word processing, printing and reproduction of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriter's Questionnaire, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by the Underwriter or by dealers to whom Units may be sold, (v) the listing of the Corporate Units on the New York Stock Exchange, (vi) any filings required to be made by the Underwriters with the NASD, and the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, (vii) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel to the Company, (ix) the transfer agent for the Units and (x) the Accountant.

     (j) The Company will not at any time, directly or indirectly, take any action intended, or that might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Units.

     (k) The Company will apply the net proceeds from the offering and sale of the Units to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds." The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

     (l) The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Units. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Units for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

     (m) During the 90-day period beginning on the date of this Agreement, the Company will not without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or file with the Commission a registration statement under the Act relating to, any Units, purchase contracts or shares of Common Stock or securities convertible into or exchangeable for any Units, purchase contracts or shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, transfer, disposition or filing, except for (i) issuances pursuant to employee or director compensation plans existing on the date of this Agreement, including issuances pursuant to the exercise of stock options outstanding on the date of this Agreement, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date of this Agreement, (iii) issuances pursuant to the exercise of such stock options, (iv) the filing of registration statements on Form S-8 and amendments thereto in connection with such stock options or the Company's employee stock purchase plans in existence on the date of this Agreement, (v) the filing of registration statements in connection with any exercise by Westar Energy, Inc. or Westar Industries, Inc. of their demand registration rights, (vi) the filing of an amendment to the Company's Form 8-A registration statement relating to the preferred stock purchase rights under the Rights Agreement as contemplated by the Transaction Agreement, (vii) issuances pursuant to direct stock purchase or dividend reinvestment plans in place on the date of this Agreement, (viii) the issuance of shares of Common Stock or options in acquisitions in which the acquiror of such shares or options agrees to the foregoing restrictions and (ix) the issuance of shares of the Company's Series D Convertible Preferred Stock as contemplated by the Transaction Agreement.

     (n) The Company has engaged and shall maintain, at its expense, a registrar and transfer agent for the Units.

     (o) The Company and its Subsidiaries will keep and maintain books, records and accounts that accurately and fairly reflect, in reasonable detail, transactions in and dispositions of the assets of the Company and its Subsidiaries. The Company and each of its Subsidiaries will maintain an adequate internal control structure, procedures for financial reporting and a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries, (iii) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization and (iv) the recorded accounts of the assets of the Company and its Subsidiaries are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (p) The Company and its Subsidiaries will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its Chief Executive Officer or officers and Principal Financial Officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

     (q) The Company and its Subsidiaries will take all such steps as may be necessary to enable it to be in substantial compliance with all effective applicable provisions of the Sarbanes-Oxley Act.

     (r) During the period from the date of this Agreement to the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, publicly issue, sell, offer or contract to sell, in the market in which the Units are being offered and sold, any securities of the Company or any of its subsidiaries which are of the same class as the Units.

5. Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

     (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the

          Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters will have received certificates, dated the Closing Date and the Option Closing Date, as applicable, and signed by the Chief Executive Officer, President or a Vice President of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

     (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, and in your judgment makes it impracticable or inadvisable to consummate the sale and delivery of the Units by the Underwriters in accordance with the terms hereof and thereto.

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

     (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Units, at the Option Closing Date as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Units, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

     (e) The Representatives will have received opinions, each dated the Closing Date and, with respect to the Option Units, the Option Closing Date, and satisfactory in form and substance to counsel to the Underwriters, from (i) Gable & Gotwals, counsel to the Company, to the effect set forth in Exhibit B, (ii) Andersen, Byrd, Richeson, Flaherty and Henrichs, special Kansas counsel to the Company, and (iii) Patman & Osborn, special Texas counsel to the Company.

     (f) The Representatives will have received an opinion, dated the Closing Date and the Option Closing Date, from Jones Day, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

     (g) On the date of the Prospectus, the Accountant shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinary include in accountant's "comfort letters" to underwriters, delivered according to Statement of Accounting Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement and the Prospectus. At the Closing Date and, as to the Option Units, the Option Closing Date, the Accountant shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountant, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date that would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

     (h) At the Closing Date and, as to the Option Units, the Option Closing Date, there shall be furnished to each Underwriter an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer, President or a Vice President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

          (i) each signer of such certificate has reviewed the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

          (ii) each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

          (iii) each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

     (i) On or prior to the Closing Date, the Representatives will have received executed Lock-Up Letter Agreements, in the form of Exhibit C hereto, from the Company's directors and executive officers.

     (j) The Units will be qualified for sale in such states as the Underwriters may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

     (k) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

     (l) The Corporate Units shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (m) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of each Underwriter.

     (n) At the Closing Date, (i) the Units shall be rated at least Baa2 and A- by Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings

          Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), respectively, and the Company shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Units have such ratings, and
          (ii) neither Moody's nor S&P shall have, since the date of this Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Units or any securities of the Company which are of the same class as the Units, or of the financial condition of the Company.

          If   any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Option Units, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and
Section 11 shall at all times be effective and shall survive such termination.

6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 9 or Section 10, or if the sale to the Underwriters of the Initial Units on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Corporate Units, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

7.        Effectiveness of this Agreement.

     (a) This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) if required, notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

     (b) Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (ii) any Underwriter to the Company or (iii) any party hereto to any other party, except that the provisions of Section 8 shall at all times be effective and shall survive such termination.

8.        Indemnification.

     (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to either Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration

          Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information relating to such Underwriter furnished in writing to the Company by the Representatives expressly for use in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have; provided, however, that in no case will any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

     (c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 8 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 8(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several to their respective underwriting obligations and not joint. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). Except for a settlement entered into pursuant to the last sentence of Section 8(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e)        The indemnity and contribution agreements contained in this
          Section 8 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Units and payment therefor or
          (iii) any termination of this Agreement.

9. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Units, on or prior to the Option Closing Date), by notice to the Company from the Representatives if, prior to delivery and payment for the Units (or the Option Units, as the case may be), in the sole judgment of the Representatives, (a) there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect; (b) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD or the New York Stock Exchange; (c) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or automated quotation system, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by the New York Stock Exchange or The Nasdaq Stock Market or by order of the Commission or the NASD or any court or other governmental authority; (d) a general banking moratorium shall have been declared by federal or New York or Oklahoma State authorities; (e) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial or securities markets, or any substantial change or development involving a prospective substantial change in national or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impractical or inadvisable to market the Units in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (f) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (g) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in the judgment of the Representatives has a material adverse effect on the securities markets in the United States; or (h) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the business and operations of the Company regardless of whether of not such loss shall have been insured. Any termination pursuant to this Section 9 shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 and 6 hereof,
     (ii) any Underwriter to the Company or (iii) of any party hereto to any other party except that the provisions of Section 8 shall at all times be effective and shall survive such termination.

10.       Default of One or More of the Several Underwriters.

     (a) If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Corporate Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Corporate Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Corporate Units to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Initial Units set forth opposite their respective names on Schedule I hereto bears to the aggregate number of Initial Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Corporate Units and the aggregate number of Corporate Units with respect to which such default occurs exceeds 10% of the aggregate number of Corporate Units to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Corporate Units are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Company for the purchase or sale of any Units under this Agreement. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for a period longer than seven days, in order that the required changes, if any, to the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.

     (b) As used in this Section 10, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.       Miscellaneous.

     (a) Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied and confirmed (i) if to the Company, at the office of the Company, 100 West Fifth Street, Tulsa, Oklahoma 74103, Facsimile: 918-588-7971, Attention: Chief Financial Officer, or
          (ii) if to the Underwriters, at the offices of (A) UBS Warburg LLC, 299 Park Avenue, New York, New York 10171, Facsimile: 212-821-4042,
          Attention: General Counsel, (B) Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Facsimile: 212-847-5124,
          Attention: Eric Hambleton, and (C) J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Facsimile: 212-622-6037,
          Attention: Paul A. O'Hern. Any such notice shall be effective only upon receipt. Any notice under Section 9 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

     (b) This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Units from the Underwriters.

     (c) All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any of its controlling persons and shall survive delivery of and payment for the Units hereunder.

     (d) Any action required or permitted to be taken by the Representatives under this Agreement shall be taken by them jointly.

     (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (f) Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party. Each of the Representatives and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of all indemnified parties and its and their stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     (g) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (h) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (i) The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     (j) This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

            [The remainder of this page is intentionally left blank.]

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                        Very truly yours,

                                        ONEOK, INC.


                                        By: /s/ Jim Kneale
                                            -----------------------------------
                                        Name: Jim Kneale
                                              ---------------------------------
                                        Title: Senior Vice President, Treasurer
                                               --------------------------------
                                               and Chief Financial Officer
                                               --------------------------------

Confirmed as of the date first
above mentioned:

UBS WARBURG LLC

Acting on behalf of itself and as the Representative of the other several Underwriters


By:  /s/                                       By: /s/
    -----------------------------                  -----------------------------
Name:                                          Name:
      ---------------------------                    ---------------------------
Title:                                         Title:
       --------------------------                     --------------------------

BANC OF AMERICA SECURITIES LLC

Acting on behalf of itself and as the Representative of the other several Underwriters

By:  /s/
    -----------------------------
Name:
      ---------------------------
Title:
       --------------------------

J.P. MORGAN SECURITIES INC.

Acting on behalf of itself and as the Representative of the other several Underwriters

By: /s/
    -----------------------------
Name:
      ---------------------------
Title:
       --------------------------

                                   SCHEDULE I

                                                                Number of
                                                              Initial Units
Underwriter                                                  to be Purchased
-----------                                                  ---------------

UBS Warburg LLC............................................        4,060,001
Banc of America Securities LLC.............................        4,060,001
J.P. Morgan Securities Inc.................................        4,060,000
ABN AMRO Incorporated......................................          606,666
A.G. Edwards & Sons, Inc...................................          606,666
SunTrust Capital Markets, Inc..............................          606,666
                                                             ---------------

         TOTAL.............................................       14,000,000
                                                             ===============

                                   SCHEDULE II

                           SUBSIDIARIES OF THE COMPANY

                                                                                State of                Company's
                                                                              Incorporation             Ownership
Subsidiary                                                                   or Organization            Percentage
----------                                                                   ---------------            ----------
Mid Continent Market Center, Inc.                                                Kansas                   100.0%
Market Center Gathering, Inc.                                                    Kansas                   100.0%
ONEOK Sayre Storage Company                                                     Delaware                  100.0%
OkTex Pipeline Company                                                          Delaware                  100.0%
ONEOK Gas Transportation, L.L.C.                                                Oklahoma                  100.0%
ONEOK Gas Storage Holdings, Inc.                                                Delaware                  100.0%
ONEOK Texas Gas Storage, L.P.                                                     Texas                   100.0%
ONEOK WesTex Transmission, L.P.                                                 Delaware                  100.0%
ONEOK Gas Storage, L.L.C.                                                       Oklahoma                  100.0%
ONEOK Palo Duro Pipeline Company, Inc.                                          Delaware                  100.0%
ONEOK Resources Company                                                         Delaware                  100.0%
ONEOK Services Company                                                          Oklahoma                  100.0%
ONEOK Technology Company                                                        Delaware                  100.0%
ONEOK Energy Marketing and Trading Company, II                                  Delaware                  100.0%
Kansas Gas Marketing Company                                                     Kansas                   100.0%
ONEOK Energy Marketing and Trading Company, L.P.                                  Texas                   100.0%
ONEOK Energy Marketing Holdings, Inc.                                           Oklahoma                  100.0%
ONEOK Energy Marketing Company                                                  Oklahoma                  100.0%
ONEOK Leasing Company                                                           Delaware                  100.0%
ONEOK Parking Company                                                           Delaware                  100.0%
ONEOK Field Services Company                                                    Oklahoma                  100.0%
ONEOK Bushton Processing, Inc.                                                  Delaware                  100.0%
Blue Moon Holdings, L.L.C.                                                      Delaware                   50.0%
ONEOK Field Services Holdings, Inc.                                             Oklahoma                  100.0%
ONEOK Texas Field Services, L.P.                                                  Texas                   100.0%
ONEOK Field Services Transmission, L.L.C.                                       Oklahoma                  100.0%
ONEOK Gas Processing, L.L.C.                                                    Oklahoma                  100.0%
ONEOK International, Inc.                                                       Delaware                  100.0%
ALPHA Transmission Company                                                      Oklahoma                  100.0%
Oklahoma Natural Energy Services Company                                        Oklahoma                  100.0%
ONEOK Gas Gathering, L.L.C.                                                     Oklahoma                  100.0%
Potato Hills Gas Gathering System (general partnership)                         Oklahoma                   50.0%
ONEOK Kansas Company                                                             Kansas                   100.0%
Oasis Acquisition Corporation                                                  California                 100.0%
Kansas Gas Service Company                                                       Kansas                   100.0%
Sycamore Gas System (general partnership)                                       Oklahoma                   48.4%
Fox Plant, L.L.C.                                                               Delaware                   50.0%

                                                                                State of                Company's
                                                                              Incorporation             Ownership
Subsidiary                                                                   or Organization            Percentage
----------                                                                   ---------------            ----------
ONEOK Midstream Gas Supply, L.L.C.                                              Oklahoma                  100.0%
ONEOK NGL Marketing, L.P.                                                         Texas                   100.0%
Kansas Gas Supply Corporation                                                   Delaware                  100.0%
ONEOK WesTex Gas Pipeline, Inc.                                                 Oklahoma                  100.0%
ONEOK Texas Resources, Inc.                                                     Delaware                  100.0%
ONEOK Beta Company                                                              Delaware                  100.0%

Subsidiaries Acquired from Southern Union
-----------------------------------------
Mercado Gas Services, Inc.                                                      Delaware                  100.0%
Norteno Pipeline Company                                                        Delaware                  100.0%
ONEOK Transmission Company                                                      Delaware                  100.0%
ONEOK International Investments, Inc.                                           Delaware                  100.0%
ONEOK Energy International, Inc.                                                Delaware                  100.0%
SUPro Energy Company                                                            Delaware                  100.0%
Energia Estrella de Sur, S.A. de C.V.                                            Mexico                   100.0%
Compania Nacional de Gas S.A. de C.V.                                            Mexico                   43.29%
Construcciones, Instalaciones y Asesorias, S.A. de C.V.                          Mexico                   43.29%
Gas Servicios Del Norte de Mexico S. De R.L. De C.V.                             Mexico                   43.29%
Materiales y Aparatus, S.A. de C.V.                                              Mexico                    48.0%
Salart, S.A. de C.V.                                                             Mexico                   42.02%
Servicios Corporativos Phenix, S.C.                                              Mexico                   43.29%

In addition to the interests of the Company in the Subsidiaries set forth above, the Company also directly or indirectly holds various interests in oil and gas wells and related projects and holds various undivided interests in gasoline plants and other facilities relating to the oil and gas business and holds minority interests in various other entities and ventures.

                                                                       EXHIBIT A

                                   ONEOK, INC.

                          PRICE DETERMINATION AGREEMENT

                                                                January 23, 2003

UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
    as Representatives of the Several
    Underwriters Named in Schedule I to the
    Underwriting Agreement Referred to Below

c/o UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

c/o J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated January 23, 2003 (the "Underwriting Agreement"), among ONEOK, Inc., an Oklahoma corporation (the "Company"), and the several Underwriters named in Schedule I thereto (collectively, the "Underwriters"), for whom you are acting as representatives (collectively, the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of the Company's 8.50% Equity Units, initially consisting of 14,000,000 aggregate units ("Corporate Units"), with a stated amount per Corporate Unit of $25.00. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agrees with the Representatives as follows:

     I. The initial public offering price per unit for the Corporate Units shall be $25.00.

     II. The purchase price per unit for the Corporate Units to be paid by the several Underwriters shall be $24.25 representing an amount equal to the initial public offering price set forth above, less $0.75 per unit.

     The Company represents and warrants to the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

     This Agreement shall be governed by the law of the State of New York.

            [The remainder of this page is intentionally left blank.]

     If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                            Very truly yours,

                                            ONEOK, INC.


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

Confirmed as of the date first
above mentioned:

UBS WARBURG LLC

Acting on behalf of itself and as the Representative of the other several Underwriters


By:                                            By:
    -----------------------------                  -----------------------------
Name:                                          Name:
      ---------------------------                    ---------------------------
Title:                                         Title:
       --------------------------                     --------------------------

BANC OF AMERICA SECURITIES LLC

Acting on behalf of itself and as the Representative of the other several Underwriters

By:
    -----------------------------
Name:
      ---------------------------
Title:
       --------------------------

J.P. MORGAN SECURITIES INC.

Acting on behalf of itself and as the Representative of the other several Underwriters

By:
    -----------------------------
Name:
      ---------------------------
Title:
       --------------------------

                                                                       EXHIBIT B

                               Form of Opinion Of
                             Counsel to the Company

     1. The Company and each of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) is a corporation, limited liability company, general partnership or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is the direct or indirect sole record owner and, to such counsel's knowledge, the sole beneficial owner of all of the capital stock, capital interests or partnership interests of each of its Subsidiaries, except as otherwise set forth on Schedule II to the Underwriting Agreement, dated as of January 23, 2003 (together with the Price Determination Agreement included therein as Exhibit A, the "Agreement").

     2. All of the shares of Common Stock issuable pursuant to the Purchase Contracts have been duly authorized and reserved for issuance and, when issued, delivered and paid for in accordance with the provisions of the Purchase Contract Agreement, the Purchase Contracts and the Pledge Agreement, will be validly issued, fully paid and nonassessable; the issuance of such Common Stock and the Units will not be subject to (a) any preemptive right arising under the certificate of incorporation, by-laws or other organizational document of the Company or such significant subsidiary or the laws of the State of Oklahoma, (b) co-sale right, (c) right of first refusal or (d) other similar right. Except as described in the Registration Statement or the Prospectus or in the documents incorporated therein by reference or in any employee or director compensation arrangements pursuant to a plan in effect on the date of this opinion, to such counsel's knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

     3. The Units, including the Senior Notes, have been duly authorized, executed and delivered by the Company; the Units, when issued against payment therefor as contemplated by the Underwriting Agreement, will be entitled to the benefits of the Purchase Contract Agreement; the Senior Notes, when issued against payment therefor as contemplated by the Agreement, will be entitled to the benefits of the Indenture; and the Units and the Senior Notes (when so issued) are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained therein.

     4. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with (a) the authorization, issuance, transfer, sale or delivery of the Units by the Company, (b) the execution, delivery and performance of the Agreement, by the Company or (c) the taking by the Company of any action contemplated thereby except such as (1) have been obtained under the Act and the Rules and Regulations and (2) may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Units to be sold by the Company.

     5. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus. The form of certificate used to evidence the Common Stock and filed as an Exhibit to the Registration Statement is in due and proper form and complies with all applicable statutory requirements.

     6. All issued and outstanding shares of capital stock or other equity interests of each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) of the Company have been duly authorized and validly issued and, to such counsel's knowledge, have not been issued in violation of or subject to (a) any preemptive right arising under the certificate of incorporation, by-laws or other organizational document of the Company or such significant subsidiary or the laws of the State of Oklahoma or any such significant subsidiary's jurisdiction of incorporation or organization,
(b) co-sale right, (c) right of first refusal or (d) other similar right. To such counsel's knowledge, all of the shares of capital stock or other equity interests in the Subsidiaries reflected as owned by the Company on Schedule II to the Agreement are owned by the Company free and clear of any security interests, liens, encumbrances and claims whatsoever.

     7. The Registration Statement, the Prospectus (including any documents incorporated by reference into the Prospectus, at the time they were filed), the Indenture and the Purchase Contract Agreement comply or complied in all material respects as to form with the requirements of the Act, the Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations, the Trust Indenture Act and the Trust Indenture Act Rules and Regulations (except that such counsel need not express an opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus or incorporated by reference therein).

     8. The information in the Registration Statement and the Prospectus under the captions "Transactions with Westar," "Description of the Equity Units," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement," "Description of the Senior Notes" and "Description of Capital Stock," insofar as such statements purport to summarize the legal matters or documents referred to therein, present fair summaries of such legal matters and documents.

     9. To such counsel's knowledge, (a) any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein, and (b) any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement; and, to such counsel's knowledge, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

     10. To such counsel's knowledge, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

     11. To such counsel's knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Registration Statement and the Prospectus (including the documents incorporated by reference therein) or such as in the aggregate do not now have and would not reasonably be expected to have a Material Adverse Effect.

     12. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown in all material respects.

     13. The Company has full corporate power and authority to: (a) enter into the Agreement, the Transaction Agreement, the Purchase Contract Agreement, the Purchase Contracts, the Pledge Agreement, the Remarketing Agreement and the Indenture, (b) issue the Units and the Common Stock issuable pursuant to the Purchase Contracts and to incur the indebtedness evidenced by the Senior Notes and (c) make the Contract Adjustment Payments. The Agreement, the Transaction Agreement, the Purchase Contract Agreement, the Purchase Contracts, the Pledge Agreement, the Remarketing Agreement and the Indenture have been duly authorized, executed and delivered by the Company, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and general equitable principles and subject to any principles of public policy limiting the rights to enforce any indemnification provisions contained therein.

     14. The execution and delivery by the Company of, and the performance by the Company of its agreements in, the Agreement, the Transaction Agreement, the Purchase Contract Agreement, the Purchase Contracts, the Pledge Agreement, the Remarketing Agreement and the Indenture do not and will not (a) violate the certificate of incorporation or by-laws of the Company, (b) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which such counsel has knowledge, (c) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its assets pursuant to the terms of, any (i) voting trust arrangement or any contract or other agreement to which the Company is a party that restricts the ability of the Company to issue securities of which such counsel has knowledge or (ii) Document filed as an exhibit to, or incorporated as an exhibit by reference in, the

Registration Statement, (d) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which such counsel has knowledge or (e) violate applicable provisions of any statute or regulation in the State of Oklahoma or of the United States; except with respect to items (b), (c) and (d) above, such conflicts, agreements, breaches, violations or defaults as would not have a Material Adverse Effect.

     15. Delivery of certificates for the Units will transfer valid and marketable title thereto to each Underwriter that has purchased such Units in good faith and without notice of any adverse claim with respect thereto.

     16. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     17.  The Indenture has been duly qualified under the Trust Indenture Act.

     18. The Corporate Units have been duly authorized for listing on the New York Stock Exchange upon official notice of issuance.

     Such counsel hereby confirms to the Underwriters that such counsel has been orally advised by the Commission that the Registration Statement has become effective under the Act and that, to such counsel's knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

     Such counsel hereby further confirms to the Underwriters that, to such counsel's knowledge, there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Company or any of its Subsidiaries, or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator that (i) seek to challenge the legality or enforceability of the Agreement or the Units, (ii) except as set forth in the Registration Statement or Prospectus or any documents incorporated by reference therein, seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iii) except as set forth in the Registration Statement or Prospectus or any documents incorporated by reference therein seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, except as would not have a Material Adverse Effect, (iv) except as set forth in or contemplated by the Registration Statement or the Prospectus or any of the documents incorporated by reference into the Registration Statement or the Prospectus, seek money damages in excess of 10% of the current assets of the Company and its subsidiaries on a consolidated basis or seek to impose criminal penalties upon the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such and of which such counsel has knowledge, other than ordinary routine litigation incidental to the Company's business, or (v) except as set forth in or contemplated by the Registration Statement or the Prospectus or any of the documents incorporated by reference into the Registration Statement or the Prospectus, seek to enjoin any of the business activities of the Company or any of its Subsidiaries or the transactions described in the Prospectus and of which such counsel has knowledge.

     Such counsel has participated in the preparation of the Registration Statement and the Prospectus. From time to time in connection therewith such counsel has had discussions with (i) officers and representatives of the Company, (ii) representatives of KPMG LLP, the independent accountants who examined certain of the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, and (iii) the Underwriters' representatives and counsel concerning the information contained in or incorporated by reference in the Registration Statement and the Prospectus. Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in or incorporated by reference in the Registration Statement and the Prospectus except to the extent set forth in paragraphs 5 and 8 above. Based solely upon the participation and discussions described above, however, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement and the Prospectus, when read collectively (except for the following as to which such counsel is not called upon to express a view: (a) financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus (or incorporated by reference therein) and (b) the information referred to under the caption "Experts" as having been included or incorporated by reference into the Registration Statement and the Prospectus on the authority of KPMG LLP as experts), as of the date thereof or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions of other counsel to the Company as to matters governed by the laws of jurisdictions other than the United States and the State of Oklahoma, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that in such counsel's opinion that such counsel and the Underwriters are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date. For purposes of the foregoing opinion, such counsel has not examined the Units, except a specimen thereof, and has relied upon a certificate of the trustee under the Indenture as to the authentication of the Senior Notes and a certificate of the Purchase Contract Agent under the Purchase Contract Agreement as to the authentication of the Units. For purposes of paragraph 4 and 14(e) above, such counsel has reviewed only those statutes, rules and regulations, including regulatory rules and regulations, that in such counsel's experience are applicable to transactions of the type contemplated by the Agreement or the Indenture or for the offering, issuance, sale or delivery of the Units. For purposes of the foregoing opinion, the term "knowledge" shall mean the conscious awareness of information by any Primary Lawyer, without undertaking any investigation. The term "Primary Lawyer" shall mean each lawyer in such counsel's Firm who gave substantive attention to representations of the Company in connection with the transaction described in the Prospectus.

     Capitalized terms used in such opinion but not defined shall have the meanings assigned to them in the Agreement, except the term "Subsidiaries" shall not include any subsidiaries listed on Schedule II to the Agreement as being organized under the laws of Mexico ("Excluded Subsidiaries") and counsel shall not be required to express any opinions regarding any Excluded Subsidiaries.

                                                                       EXHIBIT C

                            LOCK-UP LETTER AGREEMENT

                                                                January 13, 2003

UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
    as Representatives of the Several
    Underwriters of the Proposed Public
    Offering Referred to Below

c/o UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

c/o BANC OF AMERICA SECURITIES LLC
600 Montgomery Street - Equity Capital Markets
San Francisco, California 94111

c/o J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain securities of ONEOK, Inc, an Oklahoma corporation (the "Company"). The Company proposes to carry out a public offering (the "Offering") of Equity Units of the Company, which will have a stated amount of $25 and will consist of a purchase contract issued by the Company and, initially, $25 principal amount of the Company's senior notes (the "Equity Units"), for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of UBS Warburg LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934 or otherwise dispose of any Equity Units, purchase contracts or shares of the Company's common stock, $0.01 par value per share (including the associated preferred stock purchase rights, the "Common Stock"), options or warrants to acquire Equity Units, purchase contracts or shares of Common Stock, or securities exchangeable or exercisable for or convertible into Equity Units, purchase contracts or shares of Common Stock, currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final prospectus supplement relating to the Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent or registrar, as applicable, against the transfer of Equity Units, purchase contracts or shares of Common Stock or securities convertible into or exchangeable or exercisable for Equity Units, purchase contracts or shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of any Equity Units, purchase contracts or shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.


--------------------------------------------
Printed Name of Holder


By:
    ----------------------------------------
      Signature


--------------------------------------------
Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                       C-2